EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 28, 2013 with respect to the audited financial statements of Opexa Therapeutics, Inc. for the years ended December 31, 2012 and 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 17, 2013